SUNDANCE STRATEGIES APPOINTS

KRAIG HIGGINSON EXECUTIVE CHAIRMAN OF THE BOARD

Seasoned Management with High Growth Public Market Expertise

PROVO, Utah, January 12, 2015 -- Sundance Strategies, Inc. (OTCQB: SUND), an innovative company engaged in acquiring life insurance settlements and related insurance contracts, policies and obligations, today announced that it has appointed Kraig Higginson as its Executive Chairman of the Board.

Kraig Higginson brings to Sundance Strategies extensive experience in early stage growth company management as well as public market expertise.  Mr. Higginson served as Chief Executive Officer of VIA Motors, Inc., a hybrid electric vehicle company (PHEV) from November 2010 to January 2014. From October 2003 until November 2010, he served as Chairman of the Board of Directors of Raser Technologies, a NYSE company.  Mr. Higginson also founded American Telemedia Network, Inc., a publicly-traded NASDAQ company that developed a nationwide satellite network broadcasting data, video programming and advertising to shopping centers and malls and he served as President and Chief Executive Officer of American Telemedia Network from 1984 through 1988. Mr. Higginson has been a leading entrepreneur for several decades, including being an initial investor in Holmes Microsystems, which pioneered, developed and sold the earliest PCMCIA cards. In 2010, Mr. Higginson was called to testify, as an expert, before Congress regarding the viability of vehicle electrification.

Matt Pearson, Chief Operations Officer of Sundance Strategies  said, “We are very excited to have Kraig Higginson joining our company as  Executive Chairman. Sundance will benefit greatly from his years of experience as a leader of early stage growth companies. He understands both how to grow a business and how to ensure the markets understand the true value of the company he is leading. We believe that he will be able to help shareholders realize the value we feel Sundance possesses.”

Higginson said, “I am excited to be joining Sundance Strategies at this stage in its development. The business model they have developed is unique and offers a powerful opportunity in the life settlement space. Sundance has assembled a true “A Team” in this business, which possesses decades of high level knowledge of life settlements.  I expect the team to execute our plans to drive strong growth of the portfolio assets and increase shareholder value. I look forward to demonstrating to our investors and partners, that this first-to-market strategy is both safe and sound, and will provide for secure high yields.”

Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the EDGAR Archives of the Securities and Exchange Commission at www.sec.gov.

Investor Relations and Media Contact:

Porter LeVay & Rose, Inc.

Michael Porter

7 Pennsylvania Plaza, suite 810

New York, NY 10001

p: (212) 564-4700

mike@plrinvest.com

www.plrinvest.com

Randy Pearson, President

randy@sundancestrategies.com

(801) 705-8968

Matt Pearson, Chief Operations Officer

matt@sundancestrategies.com

(801) 705-8968

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